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                                                                   EXHIBIT 10.20

                               INDEX TO THE LEASE

PARAGRAPH

         LEASE SUMMARY

1.       PREMISES

         1.1      Lease of Premises
         1.2      Rentable Area

2.       TERM

         2.1      Effective Date
         2.2      Term
         2.3      Commencement Date
         2.4      Delivery of Premises
         2.5      Notice of Commencement Date
         2.6      Option to Extend

3.       RENT

         3.1      Payment of Rental
         3.2      Other Assessments
         3.3      Special Charges for Special Services
         3.4      Definition of Rent
         3.5      Late Charge and Interest
         3.6      Acceleration of Rental Payments
         3.7      Disputes as to Payment of Rent
         3.8      Rental Abatement

4.       ADJUSTMENTS TO RENT

         4.1      Operating Expense Adjustment
         4.2      Procedures for Payment of Operating Expense Adjustment
         4.3      Defined Terms
         4.4      Review of Operating Expenses

5.       SECURITY DEPOSIT

6.       USE

         6.1      Exclusive Use
         6.2      Restriction on Use
         6.3      Compliance by Other Tenants
         6.4      Hazardous Material

7.       ALTERATIONS AND IMPROVEMENTS

         7.1      Tenant's Right to Make Alterations
         7.2      Installation of Alterations
         7.3      Tenant Improvements
         7.4      Tenant's Extra Improvements

8.       TENANT'S REPAIRS

9.       NO LIENS

10.      LANDLORD'S REPAIRS

         10.1     Scope of Landlord's Repairs
         10.2     Landlord's Right to Entry to Make Repairs

11.      BUILDING SERVICES

         11.1     Standard Building Services
         11.2     Additional Services

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         11.3     Landlord's Right to Cease Providing Services

12.      ASSIGNMENT AND SUBLETTING

         12.1     Right to Assign or Sublease
         12.2     Procedure for Assignment or Sublease
         12.3     Conditions Regarding Consent to Sublease and Assignment
         12.4     Affiliated Companies/Restructuring of Business Organization
         12.5     Landlord's Right to Assign

13.      REPRESENTATION AND WARRANTIES

14.      INDEMNIFICATION; INSURANCE

         14.1     Indemnification
         14.2     Insurance
         14.3     Assumption of Risk
         14.4     Allocation of Insurance Risks/Subrogation

15.      DAMAGE OR DESTRUCTION

         15.1     Loss Covered By Insurance
         15.2     Loss Not Covered By Insurance
         15.3     Loss Caused By Tenant or Tenant's Employees
         15.4     Destruction During Final Year
         15.5 Destruction of Tenant's Personal Property, Tenant Improvements or Tenant's Extra Improvements
         15.6     Exclusive Remedy

16.      EMINENT DOMAIN

         16.1     Permanent Taking -- When Lease Can Be Terminated
         16.2     Permanent Taking -- When Lease Cannot Be Terminated
         16.3     Temporary Taking
         16.4     Exclusive Remedy
         16.5     Release Upon Termination

17.      DEFAULTS

         17.1     Default by Tenant
         17.2     Default by Landlord

18.      LANDLORD'S REMEDIES AND RIGHTS

         18.1     Termination of Lease
         18.2     Right Not to Terminate
         18.3     Right of Re-Entry
         18.4     Waiver of Redemption
         18.5     Right to Perform
         18.6     Remedies Not Exclusive

19.      ATTORNEY'S FEES

20.      SUBORDINATION

         20.1     Obligations of Tenant
         20.2     Attornment by Tenant
         20.3     Attorney-In-Fact

21.      RULES AND REGULATION

22.      HOLDING OVER

         22.1     Surrender of Possession
         22.2     Payment of Money after Termination

23.      INSPECTIONS AND ACCESS

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24.      NAME OF BUILDING AND PROJECT

25.      SURRENDER OF LEASE

26.      WAIVER

27.      SALE BY LANDLORD

28.      NO LIGHT AND AIR EASEMENT

29.      FORCE MAJEURE

30.      ESTOPPEL CERTIFICATES

31.      PARKING FACILITIES

32.      SECURITY SERVICE

         32.1     Landlord's Right to Furnish Security Systems
         32.2     Tenant's Right to Install Security System

33.      NOTICES

34.      OPTION AND RIGHT OF FIRST REFUSAL TO PURCHASE

         34.1     Option to Purchase
         34.2     Exercise of Option
         34.3     Purchase Price
         34.4     Mortgage Liens
         34.5     Right of First Refusal to Purchase
         34.6     Exercise of Purchase Right
         34.7     Delivery of Building
         34.8     Recordation
         34.9     Termination of Rights

35.      RIGHT OF FIRST REFUSAL TO LEASE

         35.1     Right of First Refusal
         35.2     Exercise of Right
         35.3     Delivery of Expansion Space and/or Expansion Floor
         35.4     Rent
         35.5     Amendment of Lease

36.      RIGHT TO TERMINATE LEASE

         36.1     Termination Right
         36.2     Exercise of Right
         36.3     Payment
         36.4     Termination of Right

37.      CLEANING

38.      MISCELLANEOUS

         38.1     Authorization to Sign Lease
         38.2     Entire Agreement
         38.3     Severability
         38.4     Covenants and Conditions
         38.5     Gender and Headings
         38.6     Successors and Assigns
         38.7     Governing Law
         38.8     Exhibits
         38.9     Modification for Lender
         38.10    Transportation System Management Program

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         38.11             Quiet Enjoyment
         38.12             No Recordation
         38.13             Time is of the Essence
         38.14             Cumulative Remedies
         38.15             Nondiscrimination and Nonsegregation
         38.16             Survival
         38.17             Confidentiality
         38.18             Broker and Commission

EXHIBITS

         Exhibit A         -        Building and Project
         Exhibit B         -        Premises
         Exhibit C         -        Rules and Regulations
         Exhibit D         -        Estoppel Certificate
         Exhibit E         -        Notice of Lease Term Dates
         Exhibit F         -        Landlords Work
         Exhibit G         -        Signage

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         This LEASE AGREEMENT (the "Lease"), dated this 4th day of September
2003, is made and entered into by and between Joseph J. Cho, an individual ("Landlord"), and Nara Bank, a National Association ("Tenant").

                                  LEASE SUMMARY

1.       Project Address: 1709 S. Nogales Street, Rowland Heights, California,

2. Premises: approximately 3,701.9 gross rentable square feet of space on the ground floor of a new building to be constructed at the southwest corner of Nogales Road and Colima road, Rowland Heights, California, as marked on Exhibit "B." The Premises are a part of a building (the "Building"), as shown on Exhibit "A."

         Gross Rentable Area of the Premises: Approximately 3,701.9 square feet. Gross Rentable Area of the Building: Approximately 12,343.5 square feet.

3. Rental: Twelve Thousand and Thirty One Dollars and Eighteen Cents ($12,031.18), which equates to Three Dollars and Twenty Five Cents per square foot ($3.25/s.f.) per month for the first 24 months of the initial Term; Twelve Thousand Five Hundred and Twelve Dollars and Forty Three Cents ($12,512.43) per month commencing on the twenty fifth
         (25th) month and continuing up to and including the thirty sixth (36th) month of the Initial Term; Twelve Thousand Seven Hundred and Sixty Two Dollars and Sixty Eight Cents ($12,762.68) commencing on the thirty seventh (37th) month and continuing up to and including the forty eighth (48th) month of the initial Term; and Thirteen Thousand and Seventeen Dollars and Ninety Three Cents ($13,017.93) per month commencing on the forty ninth (49th) month and continuing up to and including the sixtieth (60th) month of the Initial Term subject to Paragraph 4.1 below.

         Upon Tenant's exercise of its option to extend the term of the Lease under the provisions of Paragraph 2.6 of the Lease and commencing on the first month immediately following the expiration of the Initial Term of the Lease, the Rental shall be increased by two percent (2%) per year each year for the duration of the Extended Term. In the event Tenant exercises it option to extend the Term of the Lease pursuant to Paragraph 2.6 of the Lease, Rental for each option term shall be the then current fair market rent for similar Premises in a similar building in the Rowland Heights Area (the "Fair Market Rent"), but in no event less than the amount being paid by Tenant as Rental for the month immediately preceding the commencement of such option term and in no event more than one hundred and five percent (105%) of the amount being paid by Tenant as Rental for the month immediately preceding the commencement of such option term.

         If Landlord and Tenant are unable to agree on the Fair Market Rent for the Premises upon the exercise of the option to extend the Term by Tenant, Landlord and Tenant shall each appoint an appraiser to determine the Fair Market Rent of the Premises. If the appraisers of Landlord and Tenant are unable to agree on what constitutes Fair Market Rent, then Landlord and Tenant shall select and appoint an independent third appraiser to determine the Fair Market Rent of the Premises and the determination of such third independent appraiser shall be final and binding upon the parties, but in no event shall the Fair Market Rent be less than the amount being paid by Tenant as Rental for the month immediately preceding the commencement of such option term and in no event more than one hundred and five percent (105%) of the amount being paid by Tenant as Rental for the month immediately preceding the commencement of such option term. Each party will be responsible for paying the cost and expense of their appraisal and in the event a third independent appraiser is selected, the parties will share, equally, in the cost and expense of associated with the third independent appraiser.

4.       Tenant's Pro Rata Share of the Building: thirty percent (30%).

5. Estimated Commencement Date: December 1, 2003 or as soon as the construction is completed, but no later than the last day of February, 2004. Tenant is a construction lender and is familiar with the construction schedule. Tenant shall be entitled to unilaterally terminate the Lease if Tenant is not given possession of the Premises on or before the end of February 2004. The construction will be deemed completed when Landlord obtains a certificate of occupancy for the

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         Premises or when Tenant is allowed access to the Premises for the construction of its tenant improvement work. Landlord will deliver the Premises in a new "vanilla shell" condition and otherwise in accordance with Landlord's work described on Exhibit "F" attached hereto and incorporated herein by this reference. All electrical, plumbing and other systems shall be new and sufficient to support the Premises. Tenant has been shown the approved plan, indicating the extent of Landlord's work. Tenant, within thirty (30) days following its possession of the Premises, shall provide a written notice to Landlord, describing, in detail, any and all alleged defects. If no written notice is timely given, Tenant shall be deemed to have been satisfied with, and accepted, the Premises. If a written notice is given, Landlord will use his best efforts to correct those undisputed defects within a reasonable time period. For those disputed defects, which are determined to be the responsibility of Landlord, Landlord will use his best efforts to correct them

6.       Initial Term: Five (5) years.
         Extended Term: Two (2) additional periods of Five (5) years each.

7.       Security Deposit: No security deposit.

8. Broker(s): BankSite is acting as the exclusive agent for the Tenant. Brokerage commission is to be paid by Landlord in the amount of three percent (3%) of the scheduled based rent for the first five years of the initial lease term. One half of the commission is to be paid upon satisfaction of the contingencies, set forth hereinbelow, following the mutual execution of the lease, the remaining balance of the commission will be paid upon the Landlord's receipt of the first month rent.

9. Use of Premises: General offices, including, without limitation, banking services and marketing of any other financial services or investment products, including insurance products.

10.      Address for Payments and Notices:

         Landlord:                               Tenant:

         Joseph Cho                              Nara Bank
         c/o Steven C. Kim & Assoc.              Attn: Ms. Myung Hee Hyun
         3731 Wilshire Blvd., Suite 910          3701 Wilshire Blvd., Suite 220
         Los Angeles, California 90010           Los Angeles, California 90010

11. Parking Spaces: The parking lot is for use by all tenants of the Building on a non-exclusive basis. However, four (4) parking spaces in front of the Premises shall be designated exclusive for Tenant's customers, and three (3) parking spaces close to the front of the entrance to the Premises from the parking lot, shall be designated as thirty (30)-minute parking only, exclusive for the Tenant's customers. Landlord shall not be responsible for the enforcement of the exclusive parking.

12. Signage: Tenant, at its sole expense, shall have the right to place its signs for the Premises and be permitted to erect signage in accordance with Landlord's sign criteria, which has already been provided to Tenant, a copy of which is attached hereto, and in compliance with the law. In addition, Tenant, with the consent of Landlord shall have the right to place a sign for any approved monument or pylon signs, if such monument or pylon signs are legally allowed. Tenant shall be entitled to place its signs on three designated spaces, as outlined in the sign criteria Exhibit G, subject to approval by the county.

13. Contingencies: Tenant shall also be entitled to unilaterally terminate the Lease, in its sole and absolute discretion, with or without cause, on or before, September 30, 2003.

14. Tenant Improvement: Landlord shall deliver the Premises in a new "vanilla shell" condition and otherwise in accordance with the Landlord's Work described on Exhibit "F" attached hereto and incorporated herein by this reference. All electrical, plumbing, and other systems shall be new and sufficient to support the Premises space. Tenant, at its sole option, may install teller

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         counters, a vault, a night depository and up to three through-the-wall
         ATMS in the Premises. Landlord grants Tenant a one-time improvement work allowance in the amount of six thousand five hundred dollars ($6,500), which amount shall be deducted by Tenant from the first month's rent. Upon the termination of the tenancy, the tenant improvement, with the exception of the teller counters, vault, night depository and ATMS, shall become Landlord's property. However, Landlord, at his sole option, may require Tenant to remove the improvements and restore the Premises to its original condition at Tenant's sole costs and expenses. Should Tenant install a vault, it will be Tenant's sole option whether to remove the vault. However, if Landlord desires to remove the vault, the cost of removal shall be Tenant's responsibility.

15. Landlord and Tenant agree: [i] that Tenant is a national bank; [ii] that, notwithstanding any of the other provisions of the Lease, Tenant cannot cease to operate its business on the Premises for more than three (3) consecutive days; and [iii] that Landlord shall take all reasonable steps necessary to assure that Tenant is able to be open for business in compliance with such requirement.

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1.       PREMISES.

         1.1 Lease of Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the premises referred to in Section 2 of the Lease Summary ("Premises") consisting of the office space as marked on Exhibit "B", attached hereto and incorporated herein, located in the commercial building referred to in Section 2 of the Lease Summary ("Building") and shown on Exhibit "A" attached hereto and incorporated herein. The building is situated on that certain legal parcel of real property located in the City of Rowland Heights, L.A. County, California, as more fully described on Exhibit "B" ("Land"). The Land, the Building and any other buildings located on the Land are all a part of the commercial project ("Project") as illustrated on Exhibit "B".

         1.2 Rentable Area. The Rentable Area of the Premises and the Rentable Area of the Building are as specified in Section 2 of the Lease Summary. All Rentable Area measurements in this Lease shall be made in accordance with the American National Standard Institute Publication ANSI 265.1-1980, commonly known as the "BOMA standards."

2.       TERM.

         2.1 Effective Date. The Lease will become effective upon execution by Landlord and Tenant and delivery to Landlord.

         2.2 Term. The term of the Lease shall be for the number of months specified in Section 6 of the Lease Summary ("Term") beginning on the Commencement Date (as defined in Paragraph 2.3 below).

         2.3 Commencement Date. The Term shall commence on: (a) the first day of December 2003, or (b) if the construction of the Building is not completed, on the date that Landlord turns over possession of the Premises to Tenant ("Commencement Date"), but in no event later than the last day of February 2004, subject to the requirements of Section 5 of the Lease Summary hereinabove. Tenant may enter the Premises prior to the Commencement Date without payment of any rental for the sole purpose of providing access to Tenant's suppliers of telephone and computer equipment and the installers thereof, provided that such access does not hinder or delay work to be performed by employees or independent contractors of Landlord. Unless Landlord has [i] engaged in willful misconduct or [ii] been negligent, Tenant hereby agrees to indemnify and hold harmless Landlord, its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees and expenses, on account of any matter or thing or action or failure to act by Landlord, whether in suit or not, incurred by Landlord and arising out of, connected with or incidental to, such access.

         2.4 Delivery of Premises. The Premises will be delivered to Tenant when Landlord obtains a certificate of occupancy for the Premises. Tenant understands and agrees that the Commencement Date can be significantly delayed and that such delay shall not affect the validity of this Lease, except as provided herein above and in Section 5 of the Lease Summary.

         2.5 Notice of Commencement Date. Landlord shall send Tenant written notice of the occurrence of the Commencement Date in substantially the form as in the attached Exhibit "E", which notice Tenant shall acknowledge by executing a copy of the notice and returning it immediately to Landlord. If Tenant fails to sign and return the notice to Landlord within thirty (30) days of receipt, the notice as sent by Landlord shall be deemed to have correctly set forth the Commencement Date.

         2.6 Option to Extend. Provided that (a) Tenant is not then in material default under the Lease and (b) Tenant is then occupying the Premises and has not assigned or subleased the Premises, Tenant shall have two (2) separate and consecutive options to extend the Term for a period of five (5) years each. Upon the proper and timely exercise of the option to extend (as hereinafter provided), and provided that Tenant is not in default under this Lease as of the end of the initial Term, the Term, as it applies to the Premises, shall be extended for five (5) years. The option shall be exercised by Tenant upon receipt of prior written notice by Landlord not less than six (6) months prior to the expiration of the initial Term stating that Tenant is exercising its option.

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3.       RENT.

         3.1 Payment of Rental. Tenant agrees to pay Landlord as monthly rent for the Premises the sum specified in Section 3 of the Lease Summary ("Rental"), in advance, on or before the first day of each calendar month during the Term. In addition to the payment of Rental, Tenant shall also pay an Operating Expense Adjustment (as defined in Paragraph 4.1 below) computed pursuant to Paragraph 4.1 below. Upon execution of the Lease, Tenant shall pay to Landlord the sum specified in Section 3 of the Lease Summary, representing the Rental payable hereunder for the first full calendar month of the Term. On the Commencement Date, Tenant shall pay to Landlord the prorated Rental attributable to the month in which the Commencement Date occurs if the Commencement Date occurs on a date other than the first day of a calendar month.

         3.2 Other Assessments. In addition to the Rental, Tenant shall pay, prior to delinquency, all personal property taxes, charges, rates, duties and license fees assessed against or levied upon Tenant's occupancy of the Premises, or upon any trade fixtures, furnishings, equipment or other personal property contained in the Premises (collectively, "Tenant's Personal Property").

         3.3 Special Charges for Special Services. Tenant agrees to pay to Landlord, within seven (7) days following written demand, all charges for any services, utilities, goods or materials furnished by Landlord to Tenant at Tenant's request which are not required to be furnished by Landlord under this Lease without separate charge or reimbursement.

         3.4 Definition of Rent. Rental, Operating Expense Adjustment, Taxes (as defined in Paragraph 4.7(n) below) and all other payments, disbursements or reimbursements that Tenant is obligated to pay under the Lease (collectively, the "Rent") constitute "rent" within the meaning of Civil Code
Section 1951(a). Any Rent payable to Landlord by Tenant for any fractional month shall be prorated based on the actual number of days in that month. All payments owed by Tenant under the Lease shall be paid to Landlord in lawful money of the United States of America at the location specified in Section 10 of the Lease Summary. All payments of Rent shall be paid by Tenant by check. All payments of Rent shall be paid without deduction, setoff or counterclaim.

         3.5 Late Charge and Interest. Tenant acknowledges that the late payment of Rent will cause Landlord to incur costs not contemplated by this Lease, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive a payment of Rent within ten (10) days of the date that such payment is due, Tenant shall pay to Landlord a late charge of five percent (5%) of the overdue amount, up to a maximum amount of Five Hundred Dollars ($500.00) per late payment per month as a late charge. In addition, if such overdue amount is not paid within ten (10) days when due, Tenant shall pay an additional charge computed at the Interest Rate (as defined below) on the overdue amount, from the date payment of such amount was due until Landlord receives the overdue payment. Acceptance of the late charge or interest by Landlord shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law. Payment of the late charge or interest is not an alternative means of performance of Tenant's obligation to pay Rent at the times specified in this Lease. Tenant will be liable for the late charge and interest regardless of whether Tenant's failure to pay the Rent when due constitutes a default under the Lease. The term "Interest Rate" shall mean the legal interest rate not to exceed ten percent (10%) per year. Whenever interest is required to be paid under this Lease, the interest shall be calculated from the date the payment was due or should have been due if correctly assessed or estimated (or any overcharge paid), until the date payment is made or the refund is paid or is credited against Rent next due.

         3.6 Acceleration of Rental Payments. In the event a late charge becomes payable pursuant to Paragraph 3.5 above for three (3) consecutive installments of Rental within a twelve (12) month period, then all subsequent Rental payments shall immediately and automatically become payable by Tenant in advance on a quarterly basis instead of monthly.

         3.7 Disputes as to Payments of Rent. Tenant agrees to pay the Rent required under this Lease within the time limits set forth in this Lease. In an instance where Tenant disputes its obligations to pay all or part of the Rent indicated on such invoice or statement, Tenant shall provide Landlord with a

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letter or notice, specifying in detail why Tenant is not required to pay all or part of such Rent. Tenant will be deemed to have waived its right to contest any past payment of Rent unless it has notified Landlord or alternatively filed a lawsuit against Landlord (or when arbitration is agreed to, filed for arbitration and has served Landlord with notice of such filing), and has served a summons on Landlord, within one (1) year of such payment.

         3.8      [INTENTIONALLY OMITTED.]

4.       ADJUSTMENTS TO RENT.

         4.1 Operating Expense Adjustment. Tenant shall pay, in addition to the Rental computed and due pursuant to Paragraph 3.1 above, an additional sum as an operating expense adjustment ("Operating Expense Adjustment"). Such additional amount shall be equal to Tenant's Pro Rata Share of the Operating Expenses (as defined in Paragraph 4.3 below).

         4.2 Procedure for Payment of Operating Expense Adjustment. Tenant shall pay the Operating Expense Adjustment as follows:

         a. Commencing on the Commencement Date, Landlord shall, from time to time by providing thirty (30) days written notice to Tenant, reasonably estimate in advance the amounts Tenant shall owe on a monthly basis for Tenant's Pro Rata Share of the Operating Expenses for any full or partial calendar year of the remaining Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Rental. Such estimate may be reasonably adjusted from time to time by Landlord by written notice to Tenant, and such adjustments shall be limited to no more than 2 times per year.

         b. Within four (4) months after the end of each calendar year subsequent to calendar year 2003, or as soon thereafter as practicable but in no case later than 6 months after the end of each calendar year, Landlord shall provide a statement ("Statement") to Tenant showing: (i) the amount of actual Operating Expenses for such calendar year and Tenant's Pro Rata Share thereof,
(ii) any amount paid by Tenant towards the Operating Expenses during such calendar year on an estimated basis and (iii) any revised estimate of Tenant's obligations for the Operating Expenses for the current calendar year.

         c. If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for the Operating Expenses for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of the receipt of such Statement. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the then current calendar year up to and including the month in which the Statement is sent.

         d. If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for the Operating Expenses, Landlord shall credit such difference against payments of the Operating Expense Adjustment next due. If the Term shall have expired, Tenant shall receive a refund of such difference within forty-five (45) days after Landlord sends the Statement.

         e. So long as Tenant's obligations hereunder are not materially adversely affected, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments, by providing written notice of the same to Tenant. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Operating Expenses, as long as such delay does not exceed the time period set forth in Paragraph 4.2.a above.

         f. Tenant's obligations to pay estimated and actual amounts towards the Operating Expenses for the final calendar year of the Term shall be prorated to reflect the portion of such year included in the Term. Such proration shall be made by multiplying the difference of Tenant's Pro Rata Share of the total estimated or actual (as the case may be) Operating Expenses for such full calendar year by a fraction, the numerator which shall be the number of days of the Term during such calendar year, and the denominator of which shall be three hundred sixty-five (365).

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

         4.3 Defined Terms. "Tenant's Pro Rata Share" means the ratio, from time to time, of the Rentable Area of the Premises to the Rentable Area of the Building. Tenant's Pro Rata Share as of the Commencement Date is stipulated to be the figure specified in Section 4 of the Lease Summary, which has been computed using the square footage figures set forth in Section 2 of the Lease Summary. The "Operating Expenses" are defined to be the sum of all costs, expenses, and disbursements, of every kind and nature whatsoever, and the taxes, incurred by Landlord in connection with the Project, or the ownership, management, maintenance, operation, administration and repair of all or any portion of the Building or Project, including the common areas, parking lot, improvements and facilities thereon, including, but not limited to, the following: (a) All utility costs not otherwise charged (pursuant to Paragraph
3.3 above) directly to Tenant or to any other tenant; (b) All wages and benefits and costs of employees, independent contractors, or employees of independent contractors engaged in the operation, maintenance and security of the Project;
(c) All expenses for janitorial, maintenance, security and safety services (except for the maintenance expenses relating to the roof and structural elements of the Building); (d) All repairs to, replacement of, and physical maintenance of the Project, including the cost of all supplies, uniforms, equipment, tools and materials; (e) Any license, permit and inspection fees required in connection with the operation of the Project; (f) Any auditor's fees for accounting provided for the operation and maintenance services; (g) Any legal fees, costs and disbursements as would normally be incurred in connection with the operation, maintenance and repair of the Project, other than fees that relate to a particular tenant of the Building or the Project; (h) All reasonable fees for management services provided by a management company or by Landlord or an agent of Landlord, which will equal to ten percent (10%) of the Operating Expenses, excluding the real property taxes; (l) All insurance expenses, which shall mean all premiums and other charges paid by Landlord with respect to the insurance of the Project, including, without limitation, the following to the extent carried by the Landlord: (i) all risk, windstorm, hail and explosion insurance; (ii) riot attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (iii) public liability, bodily injury and property damage insurance; (iv) elevator insurance; (v) Workers' Compensation insurance for the employees specified in Paragraph 4.3(b) above; (vi) boiler and machinery insurance, sprinkler leakage, water damage, property, burglary, fidelity and pilferage insurance on equipment and materials; (vii) loss of rent, rent abatement, rent continuation, business interruption insurance, and similar types of insurance; (viii) earthquake insurance; and (ix) such other insurance as is customarily carried by operators of other comparable first-class commercial buildings in Southern California; (m) Such other usual costs and expenses which are paid by other landlords for the purpose of providing for the on-site operation, servicing, maintenance and repair of first-class commercial buildings in Southern California; and (n) All actual taxes, assessments, levies, charges, water and sewer charges, rapid transit and other similar or comparable governmental charges (collectively, the "Taxes") levied or assessed on, imposed upon or attributable to the calendar year in question (a) to the Premises or the Land, and/or (b) to the operation of the Building, including but not limited to taxes against the Building or Land, personal property taxes or assessments levied or assessed against Building, plus any tax measured by gross rental received from the Building, but excluding any net income, corporate, franchise, capital stock, estate or inheritance taxes; provided that, if at any time during the Term there shall be levied, assessed or imposed on Landlord or the Building by any governmental entity, any general or special, ad valorem or specific excised capital levy or other taxes on the payments received by Landlord under this Lease or other leases affecting the Building and/or license fee, excise or franchise taxes measured by or based, in whole or in part, upon such payments, and/or transfer or transaction taxes based directly or indirectly upon the transaction represented by this Lease or other leases affecting the Building, and/or the occupancy, use, per capita or other taxes, based directly or indirectly upon the use or occupancy of the Premises or the Building, then all such taxes shall be deemed to be included within the definition of the term "Taxes." Notwithstanding the foregoing or any other provision contained herein to the contrary, in the event the Land shall be transferred during the initial Term, and a reassessment of Taxes imposed upon or attributable to the Land pursuant to Proposition 13 occurs, Tenant shall not be liable for any resulting increase in such Taxes.

         The annual amortization of costs shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be reasonably determined by Landlord, or by the number of years permitted by the Internal Revenue Service for amortization, whichever is shorter. Operating Expenses shall be computed according to the cash or accrual basis of accounting, as Landlord may elect in accordance with standard and reasonable accounting principles employed by Landlord.

         4.4 Review of Operating Expenses. Tenant shall have a period of three (3) months following receipt of the Statement, within which to inspect, at Landlord's office during normal business hours and upon reasonable notice, Landlord's books and records concerning Operating Expenses for that Statement. If Tenant does not notify Landlord within such three (3) month period of its desire to inspect, Tenant shall be deemed to have accepted as final and determinative the amounts shown on the Statement. If Tenant requests an audit within such three (3) month period, then such audit shall be conducted by an accounting firm selected by Tenant and acceptable to Landlord, which acceptance shall not be unreasonably delayed, withheld or denied. A statement prepared by such accounting firm shall be conclusively binding upon Landlord and Tenant. If the audit shows the actual Operating Expenses are less than ninety five percent (95%) of the amount in the Statement, then Landlord shall pay the cost of the audit and credit any amount overpaid against future payments of the Operating Expense Adjustment. If the audit shows that actual Operating Expenses are greater than or equal to ninety five percent (95%) of the amount in the Statement, then Tenant shall pay the cost of the audit and Tenant shall immediately pay to Landlord any amount underpaid, if any.

5.       [INTENTIONALLY OMMITTED.]

6.       USE.

         6.1 Use. Landlord agrees not to lease any other portion of the Building to an entity, which engages in the business of banks, savings & loan association and savings banks. Landlord may lease other portions of the Building to all other entities engaging in financial services, including but not limited to the factoring business, commercial lending businesses, and mortgage lending businesses.

         6.2 Restriction on Use. Tenant shall not do or permit to be done in or about the Premises or Building or Project, or bring, keep or permit to be brought or kept therein, anything which is prohibited by the Rules and Regulations attached hereto as Exhibit "C" or which is prohibited by any standard form fire insurance policy or which will cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress which the floor or other portion of the Premises is designed to bear. Landlord acknowledges that Tenant may elect to install a vault at the Premises and Landlord hereby represents, warrants and certifies to Tenant that the floor of the Premises will be constructed in a manner to support a vault to be installed at the Premises by Tenant. Tenant, at Tenant's sole cost and expense, shall comply with all laws affecting the Premises, and the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any laws which affect the condition, use or occupancy of the Premises, including, but not limited to, any requirements of structural changes related to or affected by Tenant's acts, occupancy or use of the Premises.

         6.3 Compliance by Other Tenants. Landlord shall not be liable to Tenant for any other occupant's or tenant's failure to conduct itself, , or for the failure of all persons for whom any other occupant or tenant causes to be present in the Building, in accordance with the provisions of this Paragraph 6. Tenant shall not be released or excused from the performance of any of its obligations under the Lease in the event of any such failure. Tenant shall be responsible for all persons for whom it causes to be present in the Building and shall be liable to Landlord for all acts of such persons.

         6.4 Hazardous Material. For the purposes of this Lease, the term "Hazardous Material" means any chemical, substance, material, controlled substance, object, condition, waste or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogencity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, medical products, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls
(PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law based upon, directly or indirectly, such properties or effects. The term "Hazardous Material" shall exclude small amounts of cleaning fluids, inks, toners, etc, that may be used by Tenant or its agents in the normal course of its business.

         Tenant hereby represents, warrants and covenants that: Tenant's business operations in the Premises do not involve the use, storage or generation of Hazardous Material; Tenant shall not cause or permit any Hazardous Material to be brought upon, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Premises, Building or Project by Tenant or Tenant's agents, employees, contractors, subtenants, assigns and invitees (collectively, "Tenant's Affiliates"); and Tenant shall keep, operate and maintain the Premises in compliance with all, and shall not permit the Premises to be in violation of, any federal, state or local environmental, health and/or safety related law, decision of the courts, ordinance, rule, regulation, code, order, directive, guideline, permit or permit condition currently existing and as amended, enacted, issued or adopted in the future which is applicable to the Premises (collectively, the "Environmental Laws").

         Tenant shall indemnify, protect, defend and hold Landlord and his partners, officers, employees, agents, lenders and each of their respective successors and assigns (collectively, the "Indemnified Parties") harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs), which arise during or after the Term in whole or in part as a result of the presence or suspected presence of any Hazardous Material, in, on, under or about the Premises, the Building, the surface or subsurface of the Project and/or other adjacent properties due to Tenant's or Tenant's Affiliates' activities, or failure to act, on or about the Project. Without limiting the foregoing, if any Hazardous Material is found in the soil, surface or ground water in, on, under or about the Project at any time during or after the Term, the presence of which was caused by Tenant and/or Tenant's Affiliates, Tenant shall, at its sole cost and expense, promptly take all actions as are necessary to return the Project to the condition existing prior to the introduction or release of such Hazardous Material. Such actions shall be conducted in accordance with applicable Environmental Laws and Landlord's prior written approval, which approval shall not be unreasonably withheld.

         Landlord shall indemnify, protect, defend and hold Tenant and its partners, directors, officers, employees, agents, lenders and each of their respective successors and assigns (collectively, the "Indemnified Parties") harmless from any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs), which arise during or after the Term in whole or in part as a result of the presence or suspected presence of any Hazardous Material, in, on, under or about the Premises, the Building, the surface or subsurface of the Project and/or other adjacent properties due to Landlord's or his Affiliates' activities, or failure to act, on or about the Project. Without limiting the foregoing, if any Hazardous Material is found in the soil, surface or ground water in, on, under or about the Project at any time during or after the Term, the presence of which was not caused by Tenant, Landlord shall, at his sole cost and expense, promptly take all actions as are necessary to return the Project to the condition existing prior to the introduction or release of such Hazardous Material. Such actions shall be conducted in accordance with applicable Environmental Laws.

7.       ALTERATIONS AND IMPROVEMENTS.

         7.1 Tenant's Rights to Make Alterations. (a) Following the Commencement Date, Tenant, at its sole cost and expense, shall have the right upon receipt of Landlord's written and reasonable consent, which consent shall not be unreasonably delayed, withheld or denied, to make alterations, additions, or improvements to the Premises provided that such alterations, additions or improvements: (i) are normal for general office and banking use, (ii) are made in accordance with this Paragraph 7, (iii) do not adversely affect the utility or value of the Premises or the Building for future tenants, (iv) do not alter the exterior appearance of the Building, (v) are not of a structural nature, and
(vi) are not otherwise prohibited under the Lease. Such alterations, additions, and improvements to the Premises made by or for Tenant following the Commencement Date are collectively called the "Alterations." All such Alterations shall be made in conformity with the requirements of Paragraph 7.2 below. (b) Tenant may be permitted to make non-structural Alterations up to Twenty Thousand Dollars ($20,000.00), without Landlord's approval or requirement to give prior written notice, but otherwise in compliance with Paragraph 7.2, so long as Tenant provides "as-built" documents upon completion.

         7.2 Installation of Alterations. Any Alterations installed by Tenant during the Term shall be done in strict compliance with all of the following:

         (a) Other than work described in Paragraph 7.1(b) above, no such work shall proceed without

Landlord's prior written approval (which shall not be unreasonably withheld, delayed or denied) of (words missing): (i) Tenant's contractor(s); (ii) certificates of insurance from a company or companies approved by Landlord, furnished to Landlord by Tenant's contractor, for (1) Combined Single Limit Bodily Injury and Property Damage Insurance covering comprehensive general liability and automobile liability, in an amount not less than One Million Dollars ($1,000,000.00) per occurrence and endorsed to show Landlord as an additional insured, and (2) Workers' Compensation as required by law, with all certificates endorsed to show a waiver of subrogation by the insurer to any claims Tenant's contractor may have against Landlord; and (iii) detailed plans and specifications for such work;

         (b) All such work shall be done in a first-class workmanlike manner and in conformity with a valid building permit and/or all other permits or licenses when and where required, (other than work described in Paragraph 7.1(b) above) copies of which shall be furnished to Landlord at least fourteen
(14) days before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant's sole cost and expense. Landlord's review and approval of any such work is for Landlord's benefit only and shall not expose Landlord to any liability. Other than work described in Paragraph 7.1(b) above no work shall proceed until and unless Landlord has received at least fourteen (14) days prior written notice that such work is to commence and Landlord shall have posted a notice of nonresponsibility;

         (c) Tenant shall thereafter immediately reimburse Landlord for all expenses incurred by Landlord by reason of any faulty work done by Tenant or Tenant's contractors, or inadequate cleanup due to such work;

         (d) Tenant or Tenant's contractors will in no event be allowed to make plumbing, mechanical, or electrical improvements to the Premises or any structural modification to the Building without first obtaining Landlord's written consent, which consent shall not be unreasonably delayed, withheld or denied. Tenant may not make changes to, or install, acoustical or integrated ceilings, or partitions over 5'10" in height without first obtaining Landlord's written consent. Tenant shall select a contractor to do the work, subject to the approval of the Landlord, which approval shall not be unreasonably delayed, withheld or denied.

         (e) All work by Tenant shall be scheduled through Landlord and shall be diligently and continuously pursued from the date of its commencement through its completion; and

         (f) Tenant shall obtain any bonds required by Landlord pursuant to Paragraph 9 below.

         7.3      Tenant Improvements.   See Section 14 of the Lease Summary.

         7.4       [Intentionally omitted.]

8.       TENANT'S REPAIRS.

         Tenant shall, at Tenant's sole cost and expense, keep the Premises in good and sanitary condition and repair at all times during the Term. All damage, injury or breakage to any part or portion of the Premises or the Building or the Parking Facilities caused by the willful misconduct or negligent act or omission of Tenant or Tenant's agents, contractors, employees, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, "Tenant's Employees") shall be promptly repaired by Tenant to the satisfaction of Landlord at Tenant's sole cost and expense and pursuant to the provisions of Paragraph
7.2 above (collectively, the "Repairs"). After reasonable notice to Tenant of his intention to do so, Landlord may make any Repairs which are not made by Tenant within a reasonable amount of time (except in the case of emergency when such Repairs can be made immediately), and charge Tenant for the cost of such Repairs. Tenant shall be solely responsible for the design and function of all of Tenant's Improvements whether or not installed by Landlord at Tenant's request.

9.       NO LIENS.

         Tenant shall at all times keep the Premises, the Building and the Project free from any liens arising out of any work performed or allegedly performed, materials furnished or allegedly furnished or obligations incurred by or on behalf of Tenant. Tenant agrees to indemnify and hold Landlord and the Indemnified Parties harmless from and against any and all claims for mechanics', materialmen's or other liens in connection with any Alterations, Repairs, or any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Landlord reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law or desired by Landlord.

10.      LANDLORD'S REPAIRS.

         10.1 Scope of Landlord's Repairs. Landlord shall maintain and repair the roof and structural elements and the common areas of the Building as the same may exist from time to time, wear and tear which is the result of willful misconduct or a negligently act or omission of Tenant or Tenant's Employees. Landlord shall have no obligation to make repairs under this Paragraph 10 until a reasonable time after receipt of written notice of the need for such repairs has elapsed. Landlord will attempt to make repair within thirty
(30) days following his receipt of the written notice, if the repair work can be completed within thirty (30) days.

         10.2 Landlord's Right to Entry to Make Repairs. Upon at least twenty four (24) hours prior written notice received by Tenant, Landlord and Landlord's Employees (as defined in Paragraph 14.1 below) shall be permitted to enter the Premises during business hours for the purpose of making any alterations, additions, improvements or repairs to the Premises or the Building as Landlord may deem necessary or desirable, so long as such alterations, additions, improvements or repairs do not disrupt or interfere with Tenant's business. In the event of an emergency, Landlord may enter the Premises without prior notice accompanied by a bank officer or a police or fire department officer. In the event that Landlord's entry is not the result of Landlord's negligence or willful misconduct, such entry shall be without liability or compensation to Tenant.

11.      BUILDING SERVICES.

         11.1 Standard Building Services. Landlord shall furnish the Premises with the standard services and utilities (the "Standard Services and Utilities") offered by comparable buildings in the vicinity of the Building, with the level of service that would be reasonably required by a branch of a commercial bank operating in the Premises, including, without limitation, the following services:

         (a) Heating, ventilation, and air-conditioning ("HVAC") during the normal business hours.

         (b)      Electricity for lighting and power of the Premises twenty-four
(24) hours each day, seven (7) days each week of the year.

         (c)      Plumbing, and water.

         (d)      Access for telephone service.

         11.2 Additional Services. Tenant agrees to immediately pay as additional Rent on demand all reasonable charges imposed by the Landlord from time to time for all building services and utilities supplied to or used by Tenant at the request of Tenant in excess of or in addition to the Standard Building Services and Utilities. Said excess and additional building services and utilities are referred to as "Additional Services".

         11.3 Landlord's Right To Cease Providing Services. Landlord reserves the right in its sole and absolute discretion with respect to Subparagraph (i) below and its sole and reasonable discretion with respect to Subparagraph (ii) below to interrupt, reduce or cease service of heating, air conditioning, ventilation, elevator, plumbing, electrical, or telephone systems and/or utilities to the Premises, the Building or the Project, for any or all of the following reasons or causes: (i) any accident, emergency, governmental regulation, or act of God, including, but not limited to, any cause set forth in Paragraph 29 below; or (ii) the making of any emergency repairs to the Premises or the Building until said repairs shall have been completed.

         No such interruption, reduction or cessation of any such building services or utilities shall constitute an eviction or disturbance of Tenant's use or possession of the Premises or Building, or an ejection of Tenant from the Premises, or a breach by Landlord of any of its obligations, or render Landlord liable for any damages, including but not limited to any damages, compensation or claims arising from any interruption or cessation of Tenant's business, or entitle Tenant to be relieved from any of its obligations under the Lease, or result in any abatement of Rent unless Tenant is prevented from conducting any business in the Premises during the period of such interruption, reduction or cessation, in which events Tenant shall be entitled to abate its Rent, and if, in the opinion of Landlord, such interruption, reduction, or cessation is expected to prevent Tenant from conducting any business for more than forty five
(45) consecutive business days, Tenant, upon giving thirty (30) days advance written notice to cure to Landlord and Landlord`s failure to cure within that period, may terminate this Lease and be relieved of all obligations of Tenant under this Lease, including, without limitation, the obligation to pay rent. In the event of any such interruption, reduction or cessation, Landlord shall use reasonable diligence to restore such service where it is within Landlord's reasonable control to do so.

12.      ASSIGNMENT AND SUBLETTING.

         12.1 Right to Assign or Sublease. Landlord and Tenant recognize and specifically agree that this Paragraph 12 is an economic provision, like Rent, and that the Landlord's right to recapture the Premises and/or share in any profits due to an assignment or sublease, was granted by Tenant to Landlord in consideration of certain other economic concessions granted by Landlord to Tenant. Only upon Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant may assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises. Any purported assignment or sublease without Landlord's prior written consent shall be voidable at the election of Landlord, and shall constitute an Event of Default (as defined in Paragraph 17.1 below). No consent to one assignment or sublease shall constitute a waiver of the provisions of this Paragraph 12, with respect to another assignment or sublease. Paragraph 12 shall not be applicable in the event that Tenant has merged into, and/or acquired by, another company.

         12.2 Procedure For Assignment or Sublease. Tenant shall provide written notice to Landlord of: (i) Tenant's intent to assign this Lease or sublease all or any part of the Premises, (ii) the name of the proposed assignee or sublessee, (iii) evidence reasonably satisfactory to Landlord that such proposed assignee or sublessee is comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Building, (iv) the terms of the proposed assignment or sublease, and (v) the impact such proposed assignee or sublessee will have in the Building, including, but not limited to, the number of parking spaces and the security services it will require as well as any alterations and improvements it may wish to make. Landlord shall, as soon as practicably possible, but in no event later than thirty (30) days of receipt of such notice, and any additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, elect one or more of the following:

         (a)      Consent to such proposed assignment or sublease;

         (b) Refuse such consent, which refusal shall be on reasonable grounds, including, but not limited to, the net worth, financial condition, operating history, and general reputation of the proposed assignee or sublessee; or

         (c) Elect to terminate the Lease in the event of an actual assignment without Landlord's consent, or in the case of an actual sublease without the Landlord's Consent, terminate this Lease as to the portion of the Premises proposed to be sublet for the proposed term of the sublease.

         12.3 Conditions Regarding Consent to Sublease and Assignment. If Landlord so requests, Tenant shall require that the assignee or sublessee remit directly to Landlord on a monthly basis, all Rent due to Tenant by said assignee or sublessee. In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 12, Tenant shall pay (a) Landlord's reasonable processing costs and reasonable attorneys' fees incurred in giving such consent, not exceeding One

Thousand Dollars ($1,000.00), and (b) any and all Rent due upon the payment date therefor immediately following Tenant's receipt of notice thereof. Notwithstanding any permitted assignment or sublease, Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under the Lease and for compliance with all obligations under the terms, provisions and covenants of the Lease. If for any proposed assignment or sublease, Tenant receives money or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rental required by this Lease, or, in the case of the sublease of a portion of the Premises, in excess of such Rental fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional Rent, fifty percent (50%) of the excess of each such payment of money or other consideration received by Tenant within thirty (30) days of Tenant's receipt of the same.

         12.4 Affiliated Companies/Restructuring of Business Organization. Occupancy of all or part of the Premises by a wholly owned parent, subsidiary, or affiliated company of Tenant shall not be deemed as assignment or sublease provided that such parent, subsidiary or affiliated company was not formed as a subterfuge to avoid the requirements of this Paragraph 12. If Tenant or affiliated occupant of the Premises is a corporation, unincorporated association, trust or general or limited partnership, then the sale, assignment, transfer or hypothecation of any shares, partnership interest, or other ownership interest of such entity which time to time in the aggregate exceeds fifty one percent (51%) of the total outstanding shares, partnership interests or ownership interests of such entity, or the dissolution, merger, consolidation, or other reorganization of such entity, or the sale, assignment, transfer or hypothecation of more than fifty one percent (51%) of the value of the assets of such entity, shall be deemed an assignment subject to the provisions of this Paragraph 12.

         12.5 Landlord's Right to Assign. Landlord shall have the right from time to time to sell, encumber, convey, transfer, and/or assign any of its rights and obligations under the Lease. However, such sale or transfer shall be conditioned upon new landlord(s recognizing the Lease and Tenant`s continuing quiet enjoyment of the Premises.

13.      REPRESENTATIONS AND WARRANTIES.

         As a material inducement to Landlord to enter into this Lease, Tenant represents, warrants, covenants and acknowledges as follows: (a) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (b) Tenant has all the necessary power and authority to carry on its present business, to enter into this Lease and perform Tenant's obligations thereunder in accordance with its terms; (c) The execution and delivery of this Lease and the performance by Tenant of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or instrument to which Tenant is a party or by which Tenant is bound; (d) Except as otherwise contained herein, there are no representation or warranties of any kind whatsoever, express or implied, made by Landlord; (e) Tenant is entering into this Lease and performing Tenant's obligations thereunder in accordance with its terms in reliance upon its Tenant's own investigation and knowledge of the Premises and the Building; (f) Landlord has made no representations or warranties to Tenant regarding the useability of the Premises for Tenant's intended purposes; and (g) Tenant has been represented by competent counsel in connection with the entering into of this Lease.

14.      INDEMNIFICATION;  INSURANCE.

         14.1 Indemnification. Tenant shall at its sole cost and expense defend, protect, indemnify, and hold Landlord and his agents, contractors, licensees, employees, directors, officers, partners, lenders, trustees and invitees (collectively, the "Landlord's Employees") harmless from and against any and all claims, arising out of or in connection with Tenant's use of the Premises , the conduct of Tenant's business, any activity, work or things done, permitted or allowed by Tenant in or about the Premises or the Building, the nonobservance or nonperformance by Tenant of any statute, law, ordinance, rule or regulation, or any willful misconduct or negligent act or omission of Tenant or Tenant's Employees. Notwithstanding the foregoing provisions of this Section, however, Tenant shall have no obligation to defend, protect, indemnify, or hold Landlord or Landlord's Employees harmless for any claim, loss or damage that is caused by or arises out of the willful misconduct or gross negligence of Landlord or Landlord's Employees.

         14.2 Insurance. Tenant shall have the following insurance obligations:

         (a) Tenant shall obtain at its sole cost and expense and keep in full force a policy of Combined Single Limit Bodily Injury and Property Damage Insurance protecting Landlord, Tenant, Landlord's managing agent and any mortgagees (whose names shall have been furnished to Tenant) against any liability arising out of Tenant's or Tenant's Employees' use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be primary for any such risk and shall be in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence. The policy shall contain cross-liability endorsements, shall insure performance by Tenant of the foregoing indemnity provision of the Lease. The policy shall provide for notice of renewal to Landlord not less than sixty (60) days prior to expiration of such policy, and shall provide for notice to Landlord of cancellation sixty (60) days prior to said cancellation. Landlord may, upon fifteen (15) days notice to Tenant, require an increase of the above liability limit if Landlord deems it to be inadequate when compared to the then existing comparable office lease practice in the area or as Landlord may reasonably require. The limits of said insurance shall not, however, limit the liability of Tenant under Paragraph 14.1 above;

         (b) Tenant shall maintain, at Tenant's sole cost and expense, and with an insurance company acceptable to Landlord, on all Tenant's Personal Property, the Tenant Improvements and Tenant's Extra Improvement, a policy of All Risk insurance inclusive of standard fire and extended coverage insurance, naming Landlord and Tenant as their interests may appear, with vandalism and malicious mischief endorsements, to the extent of one hundred percent (100%) of the full replacement value (as Tenant may reasonably determine from time to time) of Tenant's Personal Property, and the Tenant Improvements. Landlord shall not be required to carry insurance of any kind on Tenant's Personal Property or the Tenant Improvements, and Landlord shall not be obligated to repair any damage thereto or replace the same;

         (c)      Intentionally deleted.

         (d) Tenant shall maintain Workers' Compensation and Employer's Liability insurance as required by law;

         (e) Tenant shall, at its sole cost and expense and with an insurance company acceptable to Landlord, maintain any other forms of insurance as Tenant, Landlord, the mortgagees, or the trust deed beneficiaries of Landlord or the ground or underlying lessors of the Landlord and/or the Building may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself; and

         (f) Tenant shall provide Landlord, prior to the Commencement Date and thereafter as Landlord may reasonably request, certificates issued by the insurance company which is providing coverage, evidencing compliance with the above insurance requirements.

         (g) Landlord shall obtain at its sole cost and expense and keep in full force (i) a policy of "all risk of physical loss" insurance covering the Building in an amount of not less than 90% of the full replacement value of the Building (excluding the land) and the costs of demolition (if available at commercially reasonable prices) and debris removal, (ii) during any period of construction of the Building, course of construction insurance (including, inter alia, the Tenant Improvement work being performed by Tenant), (iii) comprehensive general public liability insurance covering Landlord against claims for bodily injury or death or property damage occurring in, upon, or about the Project with an combined single limit of not less than $1,000,000.00 per occurrence, and (iv) employer's liability insurance with coverage of not less than $1,000,000.00 and workers' compensation insurance covering Landlord's employees in an amount not less than that required by applicable laws or regulations. Landlord shall name Tenant and its named affiliates, if any, as additional insureds on any and all policies of liability insurance obtained with respect to the Project, the Building or Tenant's occupancy of the Premises. In addition to the foregoing, Landlord shall insure against all risks and all other hazards as are customarily insured against by others similarly situated and developing or operating like properties.

         14.3 Assumption of Risk. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to Tenant's Personal Property or injury to persons in and upon the Premises or the Building from any cause (except for damage or injury caused by the gross negligence or willful misconduct of Landlord) and Tenant hereby waives all such claims against Landlord. Landlord and Landlord's Employees shall not be liable for any damage to any of Tenant's Personal Property entrusted to Landlord or Landlord's Employees, nor for loss or damage to any of Tenant's Personal Property by theft, water leakage or otherwise. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building.

         14.4 Allocation of Insured Risks/Subrogation. Landlord and Tenant release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises or the Building, or to the other's property in, on or about the Premises or the Building, that are caused by or result from risks or perils insured against under any insurance policies required by the Lease to be carried by Landlord and/or Tenant and in force at the time of any such damage, loss or injury. Landlord and Tenant shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any policy and shall provide each other with evidence of such appropriate endorsements. Neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by the Lease.

15.      DAMAGE OR DESTRUCTION.

         15.1 Loss Covered By Insurance. If, at any time prior to the expiration or earlier termination of the Lease or any extension thereof, the Premises or the Building or the Project are wholly or partially damaged or destroyed by a casualty, which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of its business, and adequate insurance proceeds are available to Landlord, then:

         (a) If all repairs to such Premises or Building or Project can, in Landlord's judgment, be completed within three (3) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, and if such damage or destruction is not the result of the willful misconduct or negligence of Tenant or Tenant's Employees, Landlord shall, at Landlord's expense, repair the same and this Lease shall remain in full force and effect and a proportionate reduction of Rental shall be allowed Tenant for such portion of the Premises as shall be rendered inaccessible to or unusable by Tenant during the period of time that such portion is inaccessible or unusable; and

         (b) If such damage or destruction is not the result of the willful misconduct or negligence of Tenant or Tenant's Employees, and if all such repairs cannot, in Landlord's judgment, be completed within three (3) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord may, at Landlord's sole and absolute option, upon written notice to Tenant given within thirty (30) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair such damage or destruction at Landlord's expense, and in such event, this Lease shall continue in full force and effect but the Rental shall be proportionately reduced as hereinabove provided in Paragraph 15.1(a) above. If Landlord does not elect to make such repairs, then either party may, upon written notice to the other, terminate this Lease.

         15.2 Loss Not Covered By Insurance. If, at any time prior to the expiration or earlier termination of this Lease, the Premises or the Building or the Project are totally or partially damaged or destroyed by a casualty, the loss to Landlord from which is not fully covered by insurance maintained by Landlord or for Landlord's benefit, which casualty renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, Landlord may, at Landlord's option, upon written notice to Tenant within thirty
(30) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Rental shall be proportionately reduced as provided in Paragraph 15.1(a) above. If Landlord does not elect by notice to Tenant to repair such damage, or if the damage cannot, in Landlord's judgment, be completed within three (3) months following the date of notice to Landlord of such damage or destruction, Landlord may terminate this Lease.

         15.3 Loss Caused by Tenant or Tenant's Employees. If the Premises or the Building or the Project are wholly or partially damaged or destroyed as a result of the willful misconduct or negligence of

Tenant or Tenant's Employees, and Landlord elects to undertake to repair or restore all such damage or destruction, such repair and restoration shall be at Tenant's sole cost and expense, and this Lease shall continue in full force and effect without any abatement or reduction in Rental or other payments owed by Tenant; provided, however, that Tenant shall be relieved of its obligation pursuant to this Paragraph 15.3 to the extent that insurance proceeds are collected by Landlord, in which case Tenant shall be responsible for the payment of the deductible and that portion not covered by insurance.

         15.4 Destruction During Final Year. Notwithstanding anything to the contrary contained in Pars. 15.1, 15.2 or 15.3 above, if the Premises or the Building or the Project are wholly or partially damaged or destroyed within the final twelve (12) months of the Term, Landlord or Tenant may, at its option and by giving the other party notice within thirty (30) days after notice of the occurrence of such damage or destruction, elect to terminate this Lease.

         15.5 Destruction of Tenant's Personal Property, Tenant Improvements or Tenant's Extra Improvements. In the event of any damage to or destruction of the Premises or the Building or the Project, under no circumstances shall Landlord be required to repair any injury, or damage to, or make any repairs to or replacements of, Tenant's Personal Property or the Tenant Improvements. Unless, Landlord has been grossly negligent or engaged in willful misconduct, Landlord shall have no responsibility for any property placed or kept in or on the Premises or the Building or the Project by Tenant or Tenant's Employees.

         15.6      [INTENTIONALLY OMITTED.]

16.      EMINENT DOMAIN.

         16.1 Permanent Taking - When Lease Can Be Terminated. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Tenant, shall be taken under the power of eminent domain, the Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Landlord under threat of condemnation shall constitute a "taking" for the purpose of this Paragraph 16. No award for any partial or entire taking shall be apportioned and Tenant assigns to Landlord any award which may be made in such taking or condemnation, together with all rights of Tenant to such award, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Paragraph 16 shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for (a) the taking of Tenant's Personal Property, or (b) interruption of or damage to Tenant's business, or (c) Tenant's unamortized cost of the Tenant Improvements to the extent paid for by Tenant.

         16.2 Permanent Taking - When Lease Cannot Be Terminated. In the event of a partial taking which does not result in a termination of the Lease, Rental shall be proportionately reduced based on the portion of the Premises rendered unusable, and Landlord shall restore the Premises or the Building to the extent of available condemnation proceeds.

         16.3 Temporary Taking. No temporary taking of the Premises or any part of the Premises and/or of Tenant's rights to the Premises or under this Lease shall terminate this Lease or give Tenant any right to any abatement of any payments owed to Landlord pursuant to this Lease; any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant.

         16.4     [INTENTIONALLY OMITTED.]

         16.5 Release Upon Termination. Upon termination of the Lease pursuant to this Paragraph 16, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to the Lease except such obligations and liabilities which arise or accrue prior to such termination.

17.      DEFAULTS.

         17.1 Default by Tenant. Each of the following shall be an "Event of Default" by Tenant and a material breach of the Lease:

         (a) Tenant shall fail to make any payment owed by Tenant under the Lease, as and when due, and where such failure is not cured within three (3) business days after receipt of written notice to Tenant; and

         (b) Tenant shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under the Lease that Tenant is obligated to observe or perform, other than that described in Paragraph 17,1(a) above, for a period of thirty (30) days after receipt of written notice to Tenant of said failure; provided however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default so specified within said thirty
(30) day period and diligently prosecutes the same to completion, which extended period in no event shall exceed three (3) months.

         17.2 Default by Landlord. Landlord shall not be in default in the performance of any obligation required to be performed under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days is required for its performance, Landlord shall not be deemed in default if Landlord shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Tenant shall have no rights as a result of any default by Landlord until Tenant gives thirty (30) days written notice to any person who has a recorded interest pertaining to the Building, specifying the nature of Landlord's default. Such person shall then have the right to cure such default, and Landlord shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default. If Landlord or such person does not cure the default as provided herein, Tenant may exercise such rights or remedies or shall be provided or permitted by law to recover any damages proximately caused by such default. Landlord's liability to Tenant for damages resulting from Landlord's breach of any provision or provisions of the Lease shall not exceed the value of Landlord's equity interest in the Project.

18.      LANDLORD'S REMEDIES AND RIGHTS.

         18.1 Termination of Lease. Upon an Event of Default by Tenant, the Landlord shall have the right, in addition to all other rights available to Landlord under this Lease or now or later permitted at law or in equity, to terminate this Lease by providing Tenant with a written notice of termination, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (iv) All reasonable attorney fees incurred by Landlord relating to the default and termination of this Lease plus interest on all sums due Landlord by Tenant at the legal interest rate not to exceed ten percent (10%) per year ("Default Rate").

         All Rent, other than the basic monthly Rental, shall be computed on the basis of the average monthly amount thereof accruing during the twenty four (24) month period immediately prior to default, except that if it becomes necessary to compute Rent before such twenty four (24) month period has occurred, then on the basis of the average monthly amount accruing during such shorter period.

         As used herein, the "worth at the time of award" is computed by discounting such amount at the legal rate of ten percent (10%) per year.

         18.2 Right Not To Terminate. Landlord shall have the remedy described in Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).

Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

         18.3 Right of Re-Entry. Upon an Event of Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and Tenant's Personal Property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Tenant's sole cost and expense. No removal by Landlord of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Landlord in writing, or decreed by a court of competent jurisdiction. Landlord's right of entry shall include the right to remodel the Premises and re-let the Premises. All costs incurred in such re-entry and re-letting shall be paid solely by Tenant. Rents collected by Landlord from any other tenant which occupies the Premises shall be offset against the amounts owed to Landlord by Tenant. Tenant shall be responsible for any amounts not recovered by Landlord from any other tenant. Any payments made by Tenant shall be credited to the amounts owed by Tenant in the sole order and discretion of Landlord, irrespective of any designation or request by Tenant. No re-entry by Landlord shall prevent Landlord from later terminating the Lease by written notice.

         18.4 Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by, under, and through Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue the Lease after being dispossessed or ejected from the Premises.

         18.5 Right To Perform. If Tenant fails to perform any covenant, condition or agreement to be performed by Tenant under the Lease, Landlord may perform such covenant or condition at its sole option, after written notice to Tenant. All costs incurred by Landlord in so performing shall immediately be reimbursed to Landlord by Tenant, together with interest at the Interest Rate computed from the due date. Any performance by Landlord of Tenant's obligations shall not waive or cure such default. Landlord may perform Tenant's defaulted obligations at Tenant's sole cost and expense without notice in the case of any emergency. All costs and expenses incurred by Landlord, including reasonable attorneys' fees (whether or not legal proceedings are instituted), in collecting Rent or enforcing the obligations of Tenant under the Lease shall be paid by Tenant to Landlord upon demand.

         18.6 Remedies Not Exclusive. The rights and remedies of Landlord set forth herein are not exclusive, and Landlord may exercise any other right or remedy available to it under this Lease, at law or in equity.

19.      ATTORNEYS' FEES.

         If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, any action or litigation or arbitration against the other party arising out of or in connection with the Lease of the Premises, the Building or the Project, including but not limited to, any action for recovery of any payment owed by either party under the Lease, or to recover possession of the Premises, or for damages for breach of the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with and preparation for such action.

20.      SUBORDINATION.

         20.1 Obligations of Tenant. The Lease and the rights granted to Tenant by the Lease are and shall be subject and subordinate at all times to:
(a) all ground or underlying leases affecting all or any part of the Project now or later existing, and all amendments, renewals, modifications, supplements and extensions of such leases, and (b) all deeds of trust or mortgages now or later affecting or encumbering all or any part of the Project and/or any ground or underlying leasehold estate; provided, however, that if Landlord elects at any time to have Tenant's interest in the Lease be or become superior, senior or prior to any such instrument, then upon receipt by Tenant of written notice of such election, Tenant shall immediately execute all necessary subordination of such mortgage, deed of trust, ground or underlying lease to the Lease.

         20.2 Attornment by Tenant. In the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Project in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure, or by the commencement of any judicial action seeking foreclosure, Tenant, at the request of the then Landlord under the Lease, shall attorn to and recognize: (a) the ground or underlying lessor, under the ground or underlying lease being terminated or cancelled, or
(b) the beneficiary or purchaser at the foreclosure sale, as Tenant's Landlord under the Lease, and Tenant agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser, or their successors, any instrument to further evidence such attornment. Tenant hereby waives its right, if any, to elect to terminate the Lease or to surrender possession of the Premises in the event of any such ground or underlying lease cancellation or termination or mortgage or deed of trust foreclosure.

         20.3 Attorney-In-Fact. If Tenant fails to promptly execute and deliver any documents or instruments required by this Paragraph 20, such failure shall, at Landlord's option, constitute an Event of Default, and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver any such documents or instruments.

21.      RULES AND REGULATIONS.

         Tenant shall faithfully observe and comply with the Building rules and regulations ("Rules"), a copy of which is attached to this Lease as Exhibit "C", and all reasonable modifications and additions to the Rules from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance of any of the Rules by any other occupant or tenant of the Project.

22.      HOLDING OVER.

         22.1 Surrender of Possession. Tenant shall surrender possession of the Premises immediately upon the expiration or earlier termination of the Lease. If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then Tenant shall be a tenant at will, but if Landlord has consented to such holdover in writing, Tenant shall be a tenant from month-to-month. All the terms, provisions and conditions of the Lease shall apply to the month-to-month tenancy except those terms, provisions and conditions pertaining to the Term, except that the Rental shall be immediately adjusted upward upon the expiration or earlier termination of the Lease to equal the greater of (a) one hundred and twenty five percent (125%) of the then prevailing monthly rental rate for similar commercial space, as determined by the Landlord, or (b) one hundred and twenty five percent (125%) of the Rental for the Premises in effect under this Lease on the day immediately prior to the date of the expiration or earlier termination of the Lease. The month-to-month tenancy may be terminated by Landlord or Tenant upon thirty (30) days prior written notice to the nonterminating party. In the event that Tenant fails to surrender the Premises upon such expiration or earlier termination, then Tenant shall indemnify and hold Landlord harmless against all losses or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to or damages incurred due to the loss of any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related reasonable attorneys' fees and brokerage commissions.

         22.2 Payment of Money After Termination. No payment of money by Tenant to Landlord after the termination of the Lease by Landlord, or after the giving of any notice of termination to Tenant by Landlord which Landlord is entitled to give Tenant under the Lease, shall reinstate, continue or extend the Term of the Lease or shall affect any such notice given to Tenant prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of the Premises, Landlord may receive and collect when due any and all payments owed by Tenant under the Lease, and otherwise exercise its rights and remedies. The making of any such payments by Tenant shall not waive such notice, or in any manner affect any pending suit or judgment obtained.

23.      INSPECTIONS AND ACCESS.

         Landlord may enter the Premises at all reasonable hours for any reasonable purpose. Tenant, upon Landlord's 24-hour advance notice, shall permit Landlord an entry into the Premises. In the event of an emergency, Landlord may enter the Premises without any advance notice if accompanied by a bank officer or a police or fire department officer. Tenants shall have access to the Premises seven (7) days per week and twenty four (24) hours per day, subject to compliance by Tenant with the security services furnished with respect to the Building pursuant to Paragraph 32.1 below.

24.      NAME OF BUILDING AND PROJECT AND SIGNAGE.

         Except as provided in Section 12 of the Lease Summary herein and above, Tenant shall not use any name, insignia, or logotype of the Building or the Project for any purpose or use any picture of the Building or the Project in its advertising, stationery or any other manner without the prior written consent of Landlord. Landlord expressly reserves the right, in Landlord's sole and absolute discretion, at any time to change the name, insignia, logotype, of the Building or the Project without in any manner being liable to Tenant. Landlord will notify Tenant in writing one hundred and eighty (180) days prior to any such change. Tenant shall be entitled to install, at its sole cost and expense, (a) building signage on the place designated by Landlord. The design of such signage shall be mutually agreed upon by Landlord and Tenant and subject to all applicable governmental approvals.

25.      SURRENDER OF LEASE.

         The voluntary or other surrender of the Lease by Tenant, or a mutual cancellation of the Lease, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of Tenant's interest in any or all such subleases or subtenancies.

26.      WAIVER.

         The waiver by Landlord or Tenant of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any custom or practice which may develop between the parties in the administration of the Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of the Lease. The subsequent acceptance by Landlord of any payment owed by Tenant to Landlord under the Lease, or the payment of Rent by Tenant, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition or provision of the Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of the making or acceptance of such payment.

27.      SALE BY LANDLORD.

         In the event Landlord shall sell, assign, convey or transfer all or a part of his interest in the Project or any part of the Project, Tenant agrees to attorn to such transferee, assignee or new owner, and upon consummation of such sale, conveyance or transfer, Landlord shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer, or conveyance. In the event of such sale, assignment, transfer or conveyance, Landlord shall transfer to such transferee, assignee or new owner of the Project the balance of the Security Deposit, if any, remaining after lawful deductions and in accordance with Civil Code
Section 1950.7, after notice to Tenant, and Landlord shall thereupon be relieved of all liability with respect to the Security Deposit.

28.      NO LIGHT AND AIR EASEMENT.

         Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to or in the vicinity of the Project shall not affect the Lease, abate any payment owed by Tenant under the Lease or otherwise impose any liability on Landlord.

29.      FORCE MAJEURE.

         One party shall not be chargeable with, liable for, or responsible to the other party for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane;

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

the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause which is beyond the reasonable control of the party; and any such failure or delay due to said causes or any of them shall not be deemed a breach of default in the performance of the Lease by the party.

30.      ESTOPPEL CERTIFICATES.

         Tenant shall, at any time and from time to time, but in no event more than three (3) times per year, upon request of Landlord, within thirty (30) days following notice of such request from Landlord, execute, acknowledge and deliver to Landlord in recordable form, a certificate (the "Estoppel Certificate") in writing in the form of the attached Exhibit "D" or in such other form as Landlord or any of its lenders, prospective purchasers, lienholders or assignees may deem appropriate. Failure by Tenant to deliver the Estoppel Certificate within such thirty (30) day period shall be deemed to conclusively establish that this Lease is in full force and effect and has not been modified except as may be represented by Landlord. Tenant's failure to deliver the Estoppel Certificate within such thirty (30) day period shall, at the option of Landlord, constitute an Event of Default. Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the Estoppel Certificate to any lender, purchaser, investor or lienholder if the Estoppel Certificate is not executed by Tenant and delivered to Landlord within the 7 day period; but such appointment and subsequent execution and delivery by Landlord shall not be deemed to have cured any default by Tenant under this Paragraph 30.

31.      PARKING LOT.

         So long as Tenant complies with the terms, provisions and conditions of the Lease, Landlord shall maintain and operate, or cause to be maintained and operated, the automobile parking lot.

32.      SECURITY SERVICES.

         32.1 Landlord's Right to Furnish Security Services. Landlord, without any obligation to do so and in his sole discretion, may furnish security services for the Premises, the Building and/or the Project. Tenant shall nevertheless have sole responsibility for the protection of itself, Tenant's Employees and all property of Tenant and Tenant's Employees located in, on or about the Premises, the Building or the Project, and the provisions of Paragraph
14.3 above.

         32.2 Tenant's Right To Install Security System. Tenant may install any automated and/or non-automated security system in, on or about the Premises.

33.      NOTICES.

         All notices, requests, consents, approvals, payments in connection with the Lease, or communications that either party desires or is required or permitted to give or make to the other party under the Lease shall only be deemed to have been given, make and delivered, when received, if personally served, or when mailed, if deposited in the U. S. mail, certified or registered mail, postage prepaid, and addressed to the parties as specified in Section 10 of the Lease Summary or to such other address or addresses as either Landlord or Tenant may from time to time designate to the other by written notice in accordance herewith.

34.      OPTION AND RIGHT OF FIRST REFUSAL TO PURCHASE.

         Tenant does not have any option to purchase the Building.

35.      RIGHT OF FIRST REFUSAL TO LEASE.

         Tenant does not have any right of first refusal to lease.

36.      RIGHT TO TERMINATE LEASE.

         [intentionally omitted.]

37.      CLEANING.

         The Premises shall be thoroughly cleaned at Landlord's expense both prior to and immediately following Tenant's move into the Premises. Tenant shall not cause or allow the Premises to become unreasonably dirty.

38.      MISCELLANEOUS.

         38.1 Authorization To Sign Lease. If Tenant is a corporation, each individual executing the Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of Tenant in accordance with Tenant's bylaws or a duly adopted resolution of Tenant's Board of Directors, and that the Lease is binding upon Tenant in accordance with its terms. Tenant shall, concurrently with its execution of the Lease, deliver to Landlord upon its request a certified copy of such bylaws or the resolution of its Board of Directors authorizing the execution of the Lease. If Tenant is a partnership or trust, each individual executing the Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of Tenant in accordance with its terms. Tenant shall, concurrently with its execution of the Lease, deliver to Landlord upon its request such certificates or written assurances from the partnership or trust as Landlord may request authorizing the execution of the Lease.

         38.2 Entire Agreement. The Lease contains the entire agreement between the parties respecting the Premises and all other matters covered or mentioned in the Lease. The Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         38.3 Severability. The illegality, invalidity or unenforceability of any term, condition, or provision of the Lease shall in no way impair or invalidate any other term, condition or provision of the Lease, and all such other terms, conditions and provisions shall remain in full force and effect.

         38.4 Covenants and Conditions. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

         38.5 Gender and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of the Landlord or Tenant by their respective employees, agents, or authorized representatives. Words in masculine gender include the feminine and neuter and vice versa. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The paragraph headings of the Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

         38.6 Successors and Assigns. Subject to the provisions of Pars. 12 and 27 above, and except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the parties hereto.

         38.7 Governing Law. The Lease shall be governed by and construed pursuant to the laws of the State of California.

         38.8 Exhibits. Exhibits "A", "B", "C", "D," "E" "F" and "G" and any riders attached to the Lease, are hereby incorporated by this reference and made a part of the Lease. In the event of variation or discrepancy, the duplicate original hereof (including Exhibits, if any) held by Landlord shall control.

         38.9 Modification For Lender. Upon Landlord's request, Tenant agrees to modify this Lease to meet the reasonable requirements of any or all lenders or ground lessors selected by Landlord who request such modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the Project or any part thereof, provided that such modification does not: (a) increase the Rental, (b) alter the Term, or
(c) materially adversely affect Tenant's rights under this Lease.

         38.10 Transportation System Management Program. Tenant hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with the requirements of any and all transportation system management programs adopted for the Project.

         38.11 Quiet Enjoyment. Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, and any mortgagees, at all during the continuance of this Lease have the peaceable and quiet enjoyment of the Premises.

         38.12 No Recordation. Landlord and Tenant agree that in no event and under no circumstances shall this Lease or any document giving notice of this Lease be recorded by Tenant.

         38.13 Time Is Of The Essence. Subject of the provisions of Paragraph 29 above, time shall be of the essence of the Lease and of each of the provisions hereof.

         38.14 Cumulative Remedies. No remedy or election provided, allowed or given by any provision of the Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

         38.15 Nondiscrimination And Nonsegregation. Tenant herein covenants by and for itself, its administrators, successors and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no unlawful discrimination against or segregation of any person or group of persons, on account of age, race, color, creed, religion, sex, sexual orientation, handicap, marital status, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leases, nor shall Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, subtenants, or vendees in the Premises and improvements herein leased.

         38.16 Survival. The terms, covenants, and provisions of Paragraphs 6.4, 9, 14.4, 22.1 and 34.9 shall survive the expiration or earlier termination of the Lease.

         38.17 Confidentiality. Except as required by law, as such laws are interpreted by Tenant's legal counsel, this Lease and the terms, covenants, obligations, and conditions contained in this Lease shall remain strictly confidential. Tenant and Landlord agrees to keep such terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant, or broker. Provided, however, Tenant may provide a copy of this Lease to a non-party solely in conjunction with Tenant's reasonable and good faith effort to secure an assignee or sublessee for the Premises.

                        [SPACE INTENTIONALLY LEFT BLANK]

         38.18 Broker And Commission. Tenant and Landlord each represents and warrants that it has dealt with no broker, agent or finder on account of this Lease other than the Brokers identified in Section 8 of the Lease Summary, and each agrees to defend, indemnify and hold harmless the other from and against any and all claims, damages and costs, including attorneys' fees, in connection with any claim for brokerage, finder's or similar fees, or compensation related to this Lease other than from the Broker, which may be made or alleged as a result of acts or omissions of that party.

                  IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written, acknowledged that party has carefully read each and every provision of the Lease, that each party has freely entered into the Lease of its own free will and violation, and that the terms, conditions and provisions of the Lease are commercially reasonable as of the date first above written.

         "LANDLORD"                                     "TENANT"

                                              NARA BANK,
                                              a National Association

________________________________              By:_______________________________
JOSEPH J. CHO, an individual                     ___________________________,
                                                  Its authorized agent

                                   EXHIBIT "A"

                              BUILDING AND PROJECT

                              [See following page]

                                   EXHIBIT "B"

                                    PREMISES

                             [See following page(s)]

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

         1. The sidewalks, entrances, exits, passages, parking areas, courts, elevators, vestibules, stairways, corridors, terraces, lobbies or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, exits, elevators and stairways are for the use of the general public, however, Landlord shall retain the right to control and prevent access thereto of all persons whose presence, in the reasonable judgment of Landlord, is deemed to be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No Tenant or any of Tenant's Employees shall go up on the roof of the Building.

         2. No signs, picture, placard, advertisement, notice, lettering, direction or handbill shall be exhibited, distributed, painted, installed, displayed, inscribed, placed or affixed by any Tenant on any part of the exterior of Premises, the Building or the Project without the prior written consent of Landlord, which consent shall not be unreasonably delayed, withheld or denied. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred, for such removal, to Tenant. Interior signs on doors shall be inscribed, painted or affixed for Tenant by Landlord at Tenant's sole cost and expense, and shall be of a size, color and style acceptable to Landlord.

         3. Tenant shall not drill into, or in any way deface any part of the Premises or Building. No boring, cutting or stringing of wires, except for customary boring, cutting or stringing, or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of Landlord.

         4. No bicycles, vehicles, birds or animals of any kind, other than seeing eye dogs, shall be brought into or kept in or about the Premises, or the Building, and no cooking, except the use of microwave oven for Tenant's employee use, shall be done or permitted by Tenant on the Premises, except that of the preparation of coffee, tea, hot chocolate and similar items for Tenant and Tenant's Employees shall be permitted; provided, however, that the power required shall not exceed that amount which can be provided by a 30-amp circuit. Tenant shall not cause or permit any unusual or objectionable odors to be produced or to permeate the Premises or the Building.

         5. The Premises shall not be used for manufacturing or for the storage of merchandise except as much storage may be incidental to the use of the Premises for general office purposes. No Tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist or for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, or as a travel agency, without the prior written consent of Landlord. Tenant shall not sell or permit the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises. The Premises shall not be used for lodging or sleeping or for any illegal purposes.

         6. Tenant shall not make or permit to be made, any unseemly noises which disturb other occupants of the Building, whether by the use of any musical instrument, radio, television, phonograph, screening room, loud, unusual or disruptive noise, or in any other way. Tenant shall not use, keep or permit to be used any foul or noxious gas or substance in, on or about the Premises.

         7. Tenant or any of Tenant's Employees shall not at any time bring or keep within the Premises or the Building any flammable, combustible or explosive fluid, chemical substance, or material. Electric space heaters shall not be used at any time by Tenant.

         8. Furniture, freight, packages, equipment, safes or bulky matter of any description shall be moved in or out of the Building only after the Building manager has been furnished with prior notice and given his/her approval and only during such hours and in such manner as may be prescribed by the Landlord from time to time. The scheduling and manner of all tenant move-ins and move-outs shall be subject to the reasonable discretion and approval of Landlord.

         9. No furniture shall be placed in front of the Building, or in any lobby or corridor or balcony, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted furniture, without notice to Tenant, and at the sole cost and expense of Tenant.

         10. Except for advertising customary for banks, including those of Korean-American banks Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as an commercial building and, upon written notice from Landlord, Tenant shall immediately refrain from or discontinue such advertising.

         11. Tenant shall be responsible for all persons for whom it causes to be present in the Building and shall be liable to Landlord for all acts of such persons. In the case of invasion, riot, public excitement, act of God, or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access of all persons, including Tenant, to the Building during the continuance of the same by such actions as Landlord may deem appropriate, including the closing and locking of doors.

         12. Any persons employed by Tenant to do any improvement work in or about the Premises shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but shall not be deemed to be an agent or servant of said superintendent or of the Landlord), and Tenant shall be responsible for all acts of such persons.

         13. Canvassing, soliciting and peddling in or about the Building are prohibited and Tenant shall cooperate to prevent the same.

         14. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord.

         15. Tenant shall faithfully observe and comply with the terms of any and all covenants, conditions and restrictions recorded against the Project.

         16. For all purposes of this Exhibit "C", the term "Tenant" shall be defined to include and encompass Tenant's employees, agents and contractors.

                                   EXHIBIT "D"

                              ESTOPPEL CERTIFICATE

                                                            DATE:_______________

Gentlemen:

         The undersigned hereby certifies as follows:

         1. ____, a ____, as "Tenant," and ____, a ____, as "Landlord," entered into a written lease dated ____, 200_, ("Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord, certain "Premises" described in said Lease and located in the City of Los Angeles, County of Los Angeles, State of California.

         2. The Lease is in full force and effect and has not been amended, modified, supplemented or assigned by Tenant except by written agreement(s) dated, ____, 200_. The Lease represents the entire agreement between Landlord and Tenant.

         3. Tenant has accepted the Premises and is paying rent on a current basis. Tenant has no setoffs, claims, or defenses to the enforcement of the Lease.

         4. As of the date of this certificate, Tenant is not in default in the performance of any of its obligations under the Lease, and has not committed any breach of the Lease, and no notice of default has been given to Tenant.

         5. Rental (as defined in the Lease) in the amount of $____ was payable from ____, 200_. No Rental has been paid by Tenant in advance under the Lease except for a payment that becomes due on ____, 200_. The amount of the Operating Expense Adjustment (as defined in the Lease) currently payable by Tenant is $____ per month and Tenant has paid such amounts up to and including ____. A Security Deposit in the amount of $____ was deposited with Landlord on ____, 200_.

         6. Tenant has no claim against Landlord for any other security deposit, prepaid fee or charge or prepaid rent except as provided in Paragraph 6 of this certificate.

         7. Tenant is executing and delivering this certificate with the understanding that either a potential buyer is contemplating acquiring all or a part of the Project or a potential lender or ground lessor is contemplating providing financing or a ground lease which affects the Building and/or the Project and that said buyer, lender or ground lessor will be entering into said transaction in material reliance on this certificate.

                                              "TENANT"

                                              ______________________________
                                              a ____________________________

                                              By:___________________________
                                              Its:__________________________

                                   EXHIBIT "E"

                           NOTICE OF LEASE TERM DATES

                                                        DATE:___________________

To: __________, Inc.
    _________________
    _________________

Re: Lease dated ____, 200_, between ____________, a _____, Landlord, and ____, a ____, Tenant, concerning ____ square feet of space located on the ____ and ____ floors of the building located at ____.

Gentlemen:

         In accordance with the subject Lease, we wish to advise and/or confirm as follows:

         1. That the Premises have been accepted herewith by the Tenant, and that the Rentable Area of the Premises is ____.

         2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the Term of said Lease commenced as of ____ for a term of ____ months, ending on ____, 200_.

         3. That in accordance with the subject Lease, Rental commenced to accrue on ____.

         4. If the Commencement Date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

         5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to ____.

                                              "TENANT"

                                              ______________________________
                                              a ____________________________

                                              By:___________________________
                                              Its:__________________________

AGREED AND ACCEPTED:

"LANDLORD"

________________________________
a ______________________________

By:_____________________________
Its:____________________________
    _______

                                   EXHIBIT "F"

                                 LANDLORD'S WORK

                                   EXHIBIT "G"

                                     SIGNAGE

                                    EXHIBIT F

                                 LANDLORD'S WORK

Landlord shall, at Landlord's sole cost and expense, deliver the Premises in standard "vanilla shell" condition and shall complete the following in a workman like manner, conforming with Tenant's plans and specifications and all local, state, and national codes and UL and NFPA requirements, where applicable.

         1. Structural: Building shall be structurally capable of carrying roof loads contemplated by the Tenant's prototype.

         2. Demising Wall(s): Construct 1 hour rated demising wall(s) per local code requirements..

         3. Storefront: Frame with doorways and panic hardware and glazing as specified by Landlord.

         4.       Floor: Level and concrete slab on one elevation.

         5. Restrooms: Stub out of one (1) complete unisex, ADA, handicap-access restroom at a mutually acceptable location.

         6. HVAC: One (1) ton of HVAC for every 300 square feet of leased Premises, ready for distribution by Tenant.

         7. Electrical: Stub out of service and switchgear for 400 AMP, 3-Phase, 4-Wire, 120/208 Volt electrical service for the Premises and J-Boxes for Tenant's signage.

         8.       Water:

                  a. Domestic: Minimum 1" service stubbed into Premises with 1' meter and backflow devices.

         9. Sewer: Stub out of a minimum 4" sanitary sewer for the Premises.

         10. Gas: Minimum 2,000 C.F.H. with properly sized piping stubbed at the front of the building.

         11. Telephone: Minimum 2" conduit stub out at the building electrical room.